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                             SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (the "Agreement") is made as of September 28th, 2001 by and among Staar Surgical Company having its principal offices at 1911 Walker Avenue, Monrovia, California 91016, U.S.A. (hereinafter "Staar Surgical"), Canon Inc. having its principal offices at 30-2, Shimomaruko 3-chome, Ohta-ku, Tokyo 146-8501, Japan (hereinafter "CINC"), Canon Sales Co., Inc. having its principal offices at 11-28 , Mita 3-chome, Minato-ku, Tokyo 108-8011, Japan (hereinafter "CSCO"), and Canon Staar Co., Inc. having its principal offices at 13-29, Konan 2-chome, Minato-ku, Tokyo 108-0075, Japan (hereinafter "Canon Staar"), each hereinafter individually referred to as the "party" and collectively as the "parties" to this Agreement.


In consideration of the resolution of disputes raised among the parties and the mutual promises and agreements contained herein and such other good and valuable consideration, the parties agree as follows:

1. Canon Staar, the joint venture between Staar Surgical and CINC and CSCO, shall continue with the same name.

2. The parties reconfirm the validity and enforceability of the Joint Venture Agreement made as of May 23, 1988 by and among Staar Surgical, CINC and CSCO and the Technical Assistance and License Agreement made as of September 6, 1988 by and between Staar Surgical and Canon Staar (the "1988 TALA") and agree to abide by the terms thereof.

3. Upon full execution of this Agreement, Staar Surgical shall promptly commence the transfer of all of its new or advanced technology to Canon Staar under the 1988 TALA. This technology includes, but is not limited to, collamer IOL, glaucoma wicks and ICL. The details and exact timing of such technology transfer shall be mutually agreed upon by Staar Surgical and Canon Staar.

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4. In addition to the licenses and rights granted to Canon Staar in the 1988
   TALA, Staar Surgical further grants Canon Staar a payment-free and royalty-free, fully paid-up perpetual exclusive license and right under LICENSED TECHNOLOGY (which term is defined in the 1988 TALA) to (i) make and have made any and all products in China and (ii) to use, sell, lease and otherwise dispose of such products made in China, in Japan and China: provided that:

   (a) up and until March 3, 2003, the expiration date of all of the Mazzocco US Patent No.4,573,998 and its foreign corresponding patents. Canon Staar agrees, with respect to foldable intraocular lens products, to respect the Staar Surgical's commitment of "most favored nations" clause made by Staar Surgical in its license agreements for foldable intraocular lens products and LICENSED TECHNOLOGY with others (except Staar Surgical's affiliates) entered into prior to August 22, 2001 and existing in force as of the date hereof and covering China; the above Canon Staar's agreement in this subsection (a) is conditioned on Staar Surgical's representation and warranty that (i) its commitment of "most favored nations" clause above expires as of March 3, 2003, the expiration date of all of the Mazzocco US Patent No.4,573,998 and its foreign corresponding patents, and thus, as of March 4, 2003 the agreement of Canon Staar with respect to Staar Surgical's commitment of "most favored nations" clause shall terminate and (ii) with respect to products other than the foldable intraocular lens product, the license and right granted to Canon Staar under this Section 4 shall have full force without condition (except subsection (b) below); and

   (b) Canon Staar agrees that the grant of the license and right under this
       Section 4 in China shall be subject to the non-exclusive licenses and rights of others in China granted by Staar Surgical under LICENSED TECHNOLOGY prior to August 22, 2001 and continuing in force as of the date hereof.

5. STAAR Surgical and Canon Staar shall promptly enter into a raw material supply agreement for the supply of raw materials from Staar Surgical to Canon Staar. The terms of such agreement shall be negotiated by Staar Surgical and Canon Staar in good faith; provided that until such time as

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     the new agreement is executed, the terms currently employed for the supply of raw materials shall continue as before; provided, further, that Staar Surgical agrees to supply the raw materials on a timely basis to Canon Staar so that it will not hinder Canon Staar's production.

6. CSCO and Canon Staar shall promptly enter into a distribution agreement for the distribution of Canon Staar's products in Japan by CSCO. The terms of such agreement shall be negotiated by CSCO and Canon Staar in good faith; provided that the selling prices by Canon Staar of its products to CSCO shall be in the range of fifty percent (50%) to seventy percent (70%) of the sales price of such products from CSCO to its end customers through its own sales channel; provided, further, that until such time as the Board of Canon Staar reaches unanimous approval and CSCO agrees on the pricing, the selling prices currently employed by Canon Staar of its products to CSCO shall continue as before so long as they are in the range of fifty percent (50%) to seventy (70%) of the sales price from CSCO to its end customers through its own sales channel. This pricing shall be reviewed annually with detailed terms subject to unanimous approval of the Board of Canon Staar and agreement of CSCO.

7. Upon full execution of this Agreement, Staar Surgical agrees that the case titled STAAR Surgical Company v CANON Inc., CANON Sales Co., Inc. and Norio
            --------------------------------------------------------------------
     Kuroda (United States District Court, Central District of California, Case
     ------
     No. 00-04835) shall be dismissed with prejudice pursuant to a document drafted by counsel to Defendants and signed by Plaintiff.

8.   Upon full execution of this Agreement, CINC and CSCO agree that the Japan
                                                                         -----
     Commercial Arbitration Association (JCAA) Case No. 00-03. Tokyo shall be
     ---------------------------------------------------------------
     dismissed. Any document necessary for submission to the JCAA for dismissal shall be prepared by CINC, CSCO and Staar Surgical.

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9.   With respect to two (2) patent infrigngement lawsuits brought by Canon
     Staar against Allergan K.K. in Tokyo, Japan, upon full execution of this Agreement, Canon Staar shall commence negotiation of settlement with the assistance of Staar Surgical, CINC and CSCO and taking into account the parties' respective positions. Any settlement of the foregoing lawsuits with Allergan K.K. shall be subject to unanimous approval of the Board of Canon Staar.

10. This Settlement Agreement and the terms hereof shall be treated by the parties as confidential, except as otherwise agreed to by the parties or required by laws and local regulations.

11. This Agreement is an amendment to the 1988 TALA pursuant to Section 4 above and shall be governed by and construed in accordance with the laws of Japan.

12. Staar Surgical, CINC and CSCO, each for itself and its successors and assigns, hereby RELEASE, WAIVE, DISCHARGE AND CONVENANT NOT TO SUE each other, or each other's parent, subsidiaries, affiliates and their present and former directors, officers, agents and employees, and each of them, from or related to any and all claims, losses, damages, costs and obligations, known or unknown, which they may now have or have ever had, arising out of, or related to, the disputes which are based on the performances, non-performances or acts made prior to the date hereof, including without limitation, those alleged in the case titled STAAR
                                                                    -----
     Surgical Company v CANON Inc., CANON Sales Co., Inc. and Norio Kuroda
     ---------------------------------------------------------------------
     (United States District Court, Central District of California, Case No. 00-04835) and the Japan Commercial Arbitration Association (JCAA) Case No. 00-
                    ------------------------------------------------------------
     03, Tokyo, except for the parties respective obligations under this
     ---------
     Agreement. The forgoing release, waiver, discharge and covenant not to sue shall not apply to any claims that may be made against the former president of Canon Staar, John Wolf, by Staar Surgical, CINC, CSCO or Canon Staar.

13. Each party shall bear its costs and expenses, including attorney fees, in connection with the subject matter hereof.

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14.  Subject to full execution hereof by the parties, this Agreement shall become effective as of the date first above written.

IN WITNESS WHEREOF, the parties have entered in to this Settlement Agreement as the date first above written.

CANON INC.                                        STAAR SURGICAL COMPANY

By: /s/ Fujio Mitarai                             By: /s/ David Bailey
   ------------------------                          -----------------------
       Fujio Mitarai                                     David Bailey
Title: President & CEO                            Title: President & CEO
      ---------------------                             --------------------

CANON SALES CO., INC.                             CANON STAAR CO., INC

By: /s/ Haruo Muress                              By: /s/ David Bailey
   ------------------------                          -----------------------
       Haruo Muress                                      David Bailey
Title: President
      ---------------------

                                                  By: /s/ Norio Kuroda
                                                     -----------------------
                                                         Norio Kuroda

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